      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1999
                                            REGISTRATION NO. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                                   ----------

                              GERALD STEVENS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                        41-0719035
 (State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                     301 EAST LAS OLAS BOULEVARD, SUITE 300
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 713-5000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                          FLORAFAX INTERNATIONAL, INC.
                         MANAGEMENT INCENTIVE STOCK PLAN

                              GERALD STEVENS, INC.
                             1998 STOCK OPTION PLAN

                             CALYX & COROLLA, INC.
                             1988 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                GERALD R. GEDDIS
                     301 EAST LAS OLAS BOULEVARD, SUITE 300
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 713-5000

       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   ----------

                        COPIES OF ALL COMMUNICATIONS TO:

                                JONATHAN L. AWNER
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                       ONE S.E. THIRD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1714
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
      TITLE OF SECURITIES             AMOUNT TO             OFFERING PRICE        AGGREGATE OFFERING       AMOUNT OF
       TO BE REGISTERED            BE REGISTERED (1)         PER SHARE(2)             PRICE (2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common stock,
par value $.01 per share          2,408,544 shares             $12.125              $29,203,596           $8,118.60
-------------------------------------------------------------------------------------------------------------------------

(1) The 2,408,544 shares of common stock being registered hereby include 500,000 shares of common stock issuable upon the exercise of stock options which we may grant under our Florafax International, Inc. Management Incentive Stock Plan, 342,500 shares of common stock issuable upon the exercise of non-plan stock options which were granted to some of our former executive officers pursuant to written agreements with those executives prior to our business combination with Gerald Stevens Retail, Inc., 1,428,778 shares of common stock issuable upon the exercise of stock options which were granted by Gerald Stevens Retail under its Gerald Stevens, Inc. 1998 Stock Option Plan and which we assumed in connection with our business combination with Gerald Stevens Retail and 137,266 shares of common stock issuable upon the exercise of stock options which were granted by Calyx & Corolla, Inc. under its Calyx & Corolla, Inc. 1988 Stock Option Plan and which we assumed in connection with our business combination with Calyx & Corolla. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the plans or agreements pursuant to which the options described herein were or may be granted.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the average of the high and low sales prices on the Nasdaq National Market during the five trading days ending August 27, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     We will send documents containing the information specified in Part I of Form S-8 to recipients of the options described in this document, as appropriate, as specified by Rule 428(b)(1) under the Securities Act. We are not filing these documents with the Commission. However, these documents, along with the documents incorporated by reference into this registration statement, as described in Item 3 of Part II, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which we have filed with the Commission are incorporated herein by reference:

         (a) Our Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998, as amended on Amendment No. 1 to Form 10-KSB/A and on Amendment No. 2 to Form 10-KSB/A.

         (b) Our Final Prospectus, filed pursuant to Rule 424(b)(4), relating to Registration Statement on Form S-3, Regis. No. 333-78597, as amended.

         (c) Our Current Report on Form 8-K, dated December 9, 1998, filed December 11, 1998.

         (d) Our Quarterly Report on Form 10-QSB for the period ended November 30, 1998, as amended on Amendment No. 1 to Form 10-QSB/A.

         (e) Our Quarterly Report on Form 10-QSB for the period ended February 28, 1999.

         (f) Our Quarterly Report on Form 10-Q for the period ended May 31,
             1999.

         (g) Pages F-20 to F-127 and F-146 to F-151 of our Definitive Proxy Statement on Schedule 14A, dated April 12, 1999.

         (h) Our Current Report on Form 8-K, dated April 30, 1999, filed May 3, 1999.

         (i) Our Current Report on Form 8-K, dated April 30, 1999, filed
             May 17, 1999, as amended on Amendment No. 1 to Form 8-K/A, filed June 4, 1999.

         (j) Our Current Report on Form 8-K, dated July 30, 1999, filed August 16, 1999.

         (k) The description of our common stock in our Registration Statement on Form 10, dated April 27, 1971.

         In addition, all documents which we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this registration statement and to be a part of this document from the date we file it with the Commission. You should consider any statement contained in a document incorporated by reference to be modified or superseded, for purposes of the registration statement, to the extent that a statement contained in this document, or in any other subsequently filed document which is incorporated by reference, modifies or supersedes the statement. You should not consider any such modified or superseded statement to constitute a part of the registration statement except as it has been modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.



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




ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Akerman, Senterfitt & Eidson, P.A., Miami, Florida, will pass upon the validity of the shares registered by this document. Some of the attorneys employed by Akerman, Senterfitt & Eidson, beneficially own shares of our common stock as of the date hereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145 of the General Corporation Law of Delaware permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not that corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. We have purchased such insurance. Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (b) Article 8 of our Restated Certificate of Incorporation permits, and
Article 7 of our Bylaws provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) We maintain directors and officers liability insurance coverage for our directors and officers and those of our subsidiaries and for certain other executive employees. This coverage insures these persons against certain losses that may be incurred by them in their respective capacities as our directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of our Restated Certificate of Incorporation or Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.




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



ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:



            EXHIBIT
             NUMBER         DESCRIPTION
             ------         -----------
              4.1     --   Restated Certificate of Incorporation of Gerald
                           Stevens (incorporated by reference to Exhibit 3.2 of
                           the Gerald Stevens' Current Report on Form 8-K dated
                           April 30, 1999).

              4.2     --   Bylaws of Gerald Stevens (incorporated by reference
                           to Exhibit 3.2 of the Gerald Stevens' Registration
                           Statement on Form S-3 -- File No. 333-78597).

              5.1     --   Opinion of Akerman, Senterfitt & Eidson, P.A.

              10.1    --   Florafax International, Inc. Management Incentive
                           Stock Plan.

              10.2    --   First Amendment to Florafax International, Inc.
                           Management Incentive Stock Plan.

              10.3    --   Gerald Stevens, Inc. 1998 Stock Option Plan.

              10.4    --   Non-Qualified Option Agreement of Andrew W. Williams
                           (incorporated by reference to Exhibit 10(c) of Gerald
                           Stevens' Annual Report on Form 10-KSB for the year
                           ended August 31, 1997).

              10.5    --   Non-Qualified Option Agreement of James H. West
                           (incorporated by reference to Exhibit 10(d) of Gerald
                           Stevens Annual Report on Form 10-KSB for the period
                           ended August 31, 1997).

              10.6    --   Non-Qualified Option Agreement of Kelly S. McMakin
                           (incorporated by reference to Exhibit 10(e) of Gerald
                           Stevens Annual Report on Form 10-KSB for the period
                           ended August 31, 1997).

              10.7    --   Non-Qualified Option Agreement of James L. Pagano.

              10.8    --   Non-Qualified Option Agreement of T. Craig Benson.

              10.9    --   Calyx & Corolla, Inc. 1988 Stock Option Plan.

              23.1    --   Consent of Arthur Andersen LLP.

              23.2    --   Consent of PricewaterhouseCoopers LLP.

              23.3    --   Consent of Ernst & Young LLP.

              23.4    --   Consent of Adair, Fuller, Witcher & Malcom, P.A.

              23.5    --   Consent of Deloitte & Touche, LLP.

              23.6    --   Consent of Akerman, Senterfitt & Eidson, P.A.
                           (included in opinion filed as Exhibit 5.1).

              24.1    --   Powers of Attorney -- included as part of the
                           signature page hereto.


ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Gerald Stevens, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on the 30th day of August, 1999.

                                  GERALD STEVENS, INC.

                                  By: /s/ Gerald R. Geddis
                                      ------------------------------------------
                                      Gerald R. Geddis
                                      President, Chief Executive Officer and
                                      Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald R. Geddis and Adam D. Phillips, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their capacities on the date indicated.



        SIGNATURES                         TITLE(S)                      DATE
        ----------                         --------                      ----
/s/ Gerald R. Geddis             President, Chief Executive          August 30, 1999
-----------------------------    Officer and Director (Principal
      Gerald R. Geddis           Executive Officer)


/s/ Albert J. Detz               Senior Vice President and Chief     August 30, 1999
-----------------------------    Financial Officer (Principal
      Albert J. Detz             Financial and Principal
                                 Accounting Officer)


/s/ Steven R. Berrard            Director                            August 30, 1999
-----------------------------
      Steven R. Berrard


/s/ Thomas C. Byrne              Director                            August 30, 1999
-----------------------------
      Thomas C. Byrne


/s/ Andrew W. Williams           Director                            August 30, 1999
-----------------------------
      Andrew W. Williams

